Exhibit 99.1

Axogen, Inc. Reports Second Quarter 2025 Financial Results

Raises Full Year Revenue Guidance to at Least 17% Growth or $219 Million
ALACHUA and TAMPA, FL – August 5, 2025 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for the restoration of peripheral nerve function, today reported financial results and business highlights for the second quarter ended June 30, 2025.
Second Quarter Financial Results
•Second quarter revenue was $56.7 million, an 18.3% increase compared to the second quarter of 2024, and a 16.7% increase over the first quarter of 2025.
•For the second quarter of 2025, gross margin was 74.2%, up from 73.8% for the second quarter of 2024, and up from 71.9% in the first quarter of 2025.
•Net income for the quarter was $0.6 million, or $0.01 per share, compared to a Net loss of $1.9 million, or $0.04 per share for the second quarter of 2024.
•Adjusted net income for the quarter was $5.7 million, or $0.12 per share, compared to $2.0 million, or $0.05 per share, for the second quarter of 2024.
•Adjusted EBITDA was $9.3 million for the quarter, compared to $5.6 million for the second quarter of 2024.
•The balance of cash and cash equivalents, restricted cash, and investments at June 30, 2025, was $35.9 million, as compared to a balance of $39.5 million at December 31, 2024. Cash and cash equivalents, restricted cash, and investments increased $7.8 million during the second quarter of 2025.

“We are delighted with our second quarter 2025 results and progress year to date implementing our strategic plan. Our strong revenue growth across the full range of our nerve repair solutions reflects the soundness of our market development strategies and strength and discipline of our commercial execution,” commented Michael Dale, CEO and Director of Axogen, Inc. “With the first half of the year behind us, we remain confident our market development objectives and business model optimization plans are the right priorities for advancing our business purpose to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care.”

Summary of Business Highlights

•Second quarter 2025 revenue growth was broad-based, including double-digit growth from second quarter 2024 in all markets, which includes Extremities, Oral Maxillofacial & Head and Neck, and Breast.

•Expanded coverage and reimbursement for nerve repair for peripheral nerve injuries using synthetic conduits or allografts by an estimated 10 million new covered lives in 2025; bringing the total new lives covered in 2025 to approximately 17 million, which brings coverage amongst commercial payers to more than 55%.

•The U.S. Food and Drug Administration (“FDA”) accepted the filing of the Company’s Biologics License Application (“BLA”) for Avance® Nerve Graft on November 1, 2024, and assigned a Prescription Drug User Fee Act goal date of September 5, 2025. During the second quarter 2025, we completed the following regulatory milestones to support our anticipated approval in September 2025: the late-cycle meeting with the FDA, pre-licensing inspection, and sponsor inspection under the FDA’s Bioresearch Monitoring program.
2025 Financial Guidance

We are raising our revenue guidance to at least 17% growth, or $219 million for the full year. We continue to expect gross margin for the year to be in the range of 73% to 75%. This range reflects one-time costs, mainly related to an anticipated Avance® Nerve Graft BLA approval, which we expect will negatively impact gross margin by approximately 1%. Lastly, we reiterate that we expect to be net cash flow positive for the full year.

Conference Call
The Company will host a conference call and webcast for the investment community today at 8:00 a.m. ET. Investors interested in participating in the conference call by phone may do so by dialing toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the Internet may do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link.
Following the conference call, a replay will be available in the Investors section of the Company’s website at www.axogeninc.com under Investors.
About Axogen
Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen’s product portfolio includes Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine (pig) submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while minimizing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries; Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue healing. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea and several other countries.
For more information, visit www.axogeninc.com.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events, or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “priorities,” “objectives,” “targets,” “intends,” “plan(s),” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our business model optimization plans, market development strategies and objectives, our beliefs around the strengths and discipline of our commercial execution, our business purpose to restore health and improve quality of life by making restoration of peripheral nerve function an expected standard of care, and our expectation of BLA approval in September 2025, as well as statements under the subheading “2025 Financial Guidance.” Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, potential disruptions from leadership transitions, global supply chain issues, record inflation, hospital staffing challenges, product development timelines, product potential, expected clinical enrollment timing and outcomes, regulatory processes and approvals, financial performance, sales growth, surgeon and product adoption rates, market awareness of our products, data validation processes, our visibility at and sponsorship of conferences and educational events, global business disruption from Russia’s invasion of Ukraine and related sanctions, recent geopolitical conflicts in the Middle East, the evolving macroeconomic environment (including financial market volatility), escalating geopolitical tensions and trade disputes with U.S. trading partners, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other risks and uncertainties, which may be detailed from time to time in reports filed by the Company with the SEC. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes noncash stock compensation expense. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share - diluted which excludes noncash stock compensation expense from Net Income or Loss and Net Income or Loss Per Common Share - diluted. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contact: Axogen, Inc. InvestorRelations@axogeninc.com

Axogen, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$20,036	$27,554
Restricted cash	6,000	6,000
Investments	9,886	5,928
Accounts receivable, net of allowance for doubtful accounts of $1,144 and $788, respectively	28,029	24,105
Inventory	36,774	33,183
Prepaid expenses and other assets	2,694	2,447
Total current assets	103,419	99,217
Property and equipment, net	82,392	84,667
Operating lease right-of-use assets	13,527	14,265
Intangible assets, net	6,115	5,579
Total assets	$205,453	$203,728

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$22,770	$28,641
Current maturities of long-term lease obligations	2,210	1,969
Total current liabilities	24,980	30,610

Long-term debt, net of debt discount and financing fees	47,938	47,496
Long-term lease obligations	18,040	19,221
Debt derivative liabilities	2,078	2,400
Other long-term liabilities	141	94
Total liabilities	93,177	99,821

Shareholders’ equity:
Common stock, $0.01 par value per share; 100,000,000 shares authorized; 45,765,290 and 44,148,836 shares issued and outstanding, respectively	457	441
Additional paid-in capital	406,334	394,726
Accumulated deficit	(294,515)	(291,260)
Total shareholders’ equity	112,276	103,907
Total liabilities and shareholders’ equity	$205,453	$203,728

Axogen, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues	$56,662	$47,912	$105,222	$89,289
Cost of goods sold	14,644	12,567	28,271	21,325
Gross profit	42,018	35,345	76,951	67,964
Costs and expenses:
Sales and marketing	23,804	19,698	44,849	39,513
Research and development	6,853	6,658	12,944	14,066
General and administrative	9,689	9,417	19,147	19,373
Total costs and expenses	40,346	35,773	76,940	72,952
Income (loss) from operations	1,672	(428)	11	(4,988)
Other income (expense):
Investment income	225	227	497	520
Interest expense	(1,977)	(2,185)	(4,227)	(4,512)
Change in fair value of debt derivative liabilities	480	464	322	529
Other income (expense), net	179	1	142	(105)
Total other expense, net	(1,093)	(1,493)	(3,266)	(3,568)
Net income (loss)	$579	$(1,921)	$(3,255)	$(8,556)

Weighted average common shares outstanding — basic	46,063,092	43,713,313	45,605,419	43,473,541
Weighted average common shares outstanding — diluted	47,980,830	43,713,313	45,605,419	43,473,541

Net income (loss) per common share — basic	$0.01	$(0.04)	$(0.07)	$(0.20)
Net income (loss) per common share — diluted	$0.01	$(0.04)	$(0.07)	$(0.20)

Axogen, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss)	$579	$(1,921)	$(3,255)	$(8,556)
Depreciation and amortization expense	1,723	1,733	3,518	3,315
Investment income	(225)	(227)	(497)	(520)
Income tax expense (benefit)	37	(53)	66	51
Interest expense	1,977	2,185	4,227	4,512
EBITDA - non-GAAP	$4,091	$1,717	$4,059	$(1,198)

Noncash stock-based compensation expense	5,168	3,907	8,077	7,826
Adjusted EBITDA - non-GAAP	$9,259	$5,624	$12,136	$6,628

Net income (loss)	$579	$(1,921)	$(3,255)	$(8,556)
Noncash stock-based compensation expense	5,168	3,907	8,077	7,826
Adjusted net income (loss) - non-GAAP	$5,747	$1,986	$4,822	$(730)

Weighted average common shares outstanding - diluted	47,980,830	43,713,313	48,255,995	43,473,541

Net income (loss) per common share - diluted	$0.01	$(0.04)	$(0.07)	$(0.20)
Noncash stock-based compensation expense	0.11	0.09	0.17	0.18
Adjusted net income (loss) per common share - diluted - non-GAAP	$0.12	$0.05	$0.10	$(0.02)

Axogen, Inc.
Condensed Consolidated Statements of Changes in Shareholders’ Equity
(unaudited)
(In thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount
Three Months Ended June 30, 2025
Balance at March 31, 2025	45,512,623	$455	$400,004	$(295,094)	$105,365
Net income	—	—	—	579	579
Stock-based compensation	—	—	5,168	—	5,168
Issuance of restricted and performance stock units	113,923	1	(1)	—	—
Exercise of stock options and employee stock purchases under the ESPP	138,744	1	1,163	—	1,164
Balance at June 30, 2025	45,765,290	$457	$406,334	$(294,515)	$112,276

Six Months Ended June 30, 2025
Balance at December 31, 2024	44,148,836	$441	$394,726	$(291,260)	$103,907
Net loss	—	—	—	(3,255)	(3,255)
Stock-based compensation	—	—	8,077	—	8,077
Issuance of restricted and performance stock units	1,219,137	12	(12)	—	—
Exercise of stock options and employee stock purchases under the ESPP	397,317	4	3,543	—	3,547
Balance at June 30, 2025	45,765,290	$457	$406,334	$(294,515)	$112,276

Three Months Ended June 30, 2024
Balance at March 31, 2024	43,687,729	$437	$380,650	$(287,931)	$93,156
Net loss	—	—	—	(1,921)	(1,921)
Stock-based compensation	—	—	3,907	—	3,907
Issuance of restricted and performance stock units	44,153	—	—	—	—
Exercise of stock options and employee stock purchases under the ESPP	92,856	1	544	—	545
Balance at June 30, 2024	43,824,738	$438	$385,101	$(289,852)	$95,687

Six Months Ended June 30, 2024
December 31, 2023	43,124,496	$431	$376,530	$(281,296)	$95,665
Net loss	—	—	—	(8,556)	(8,556)
Stock-based compensation	—	—	7,826	—	7,826
Issuance of restricted and performance stock units	583,386	6	(6)	—	—
Exercise of stock options and employee stock purchases under the ESPP	116,856	1	751	—	752
Balance at June 30, 2024	43,824,738	$438	$385,101	$(289,852)	$95,687

Axogen, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(3,255)	$(8,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,385	3,177
Amortization of right-of-use assets	184	642
Amortization of intangible assets	133	138
Amortization of debt discount and deferred financing fees	442	444
Provision for bad debts	386	528
Change in fair value of debt derivative liabilities	(322)	(529)
Investment gains	(121)	(33)
Stock-based compensation	8,077	7,826
Change in operating assets and liabilities:
Accounts receivable	(4,310)	(533)
Inventory	(3,591)	(4,995)
Prepaid expenses and other	(81)	957
Accounts payable and accrued expenses	(5,755)	(6,577)
Operating lease obligations	(542)	(731)
Cash paid for interest portion of financing lease obligations	(2)	(2)
Other long-term liabilities	(77)	143
Net cash used in operating activities	(5,449)	(8,101)

Cash flows from investing activities:
Purchase of property and equipment	(978)	(1,834)
Purchase of investments	(7,837)	(1,911)
Proceeds from sale of investments	4,000	—
Cash payments for intangible assets	(793)	(739)
Net cash used in investing activities	(5,608)	(4,484)

Cash flows from financing activities:
Cash paid for debt portion of financing lease obligations	(8)	(4)
Proceeds from exercise of stock options and ESPP stock purchases	3,547	752
Net cash provided by financing activities	3,539	748
Net decrease in cash and cash equivalents, and restricted cash	(7,518)	(11,837)
Cash and cash equivalents, and restricted cash, beginning of period	33,554	37,026
Cash and cash equivalents, and restricted cash, end of period	$26,036	$25,189